                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                      JURISDICTION OF
SUBSIDIARY                                                                                             INCORPORATION
- ---------------------------------------------------------------------------------------------------   ---------------

Benedek Broadcasting Corporation...................................................................       Delaware
Benedek License Corporation........................................................................       Delaware